UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2007

HILL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50781	20-0953973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

Arpeggio Acquisition Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

As indicated under Item 8.01 “Other Events,” Hill International, Inc. (the “Company”) announced that it is separating all of its issued and outstanding units, each of which consists of one share of common stock and two warrants. See Item 8.01 for additional information regarding the separation of the Company’s units.

Item 8.01 Other Events.

On November 16, 2007, the Company announced that it was effecting the mandatory separation of its issued and outstanding units, each of which consists of one share of common stock and two warrants.

Previously, on October 23, 2007, the Company announced that it notified the holders of its warrants and the holders of its units that it had called the warrants for redemption. The redemption date for the warrants is November 23, 2007. Holders of the warrants who do not exercise their warrants by the close of business on the redemption date will be paid $0.01 per warrant, and such warrants will be cancelled.

A copy of the press release announcing the separation of the units is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.
Exhibit Number	Description
99.1	Press Release dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

Date: November 16, 2007	By:	/s/ John Fanelli III
Name: John Fanelli III
Title: Senior Vice President and Chief Financial Officer